UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

Option Grants to Directors

As previously reported, on January 14, 2018, the Board completed the process of approving certain option awards for management and employees. Those options are not currently exercisable and will become exercisable only when shares of common stock are available for issuance upon exercise. Those options are also subject to certain vesting requirements. The exercise price is $0.23 per share and exercise period is ten years.

On February 26, 2018, the disinterested members of the Board approved option awards for the independent Directors, subject to shareholder approval at a Special Meeting (the “Options”). The Options are not currently exercisable and will become exercisable only when shares of common stock are available for issuance upon exercise.

The Options are subject to vesting requirements. 50% of the Options will be vested on the grant date, in recognition of the directors’ performance on the Board and Board Committees, as well as in helping to support the Company’s operations, over the previous 6 years in the case of two of the independent directors, and over the previous 2 years in the case of the third independent director. The remaining 50% of the Options will vest over a succeeding 24-month period in equal monthly installments, subject to acceleration upon the occurrence of certain achievement milestones.

The unvested portions of the Options are subject to full accelerated vesting upon any of the following events or milestones (i) a change of effective control of the Company, (ii) the filing of an application for any type of product approval in any jurisdiction, (iii) completion of any randomized clinical trial that meets its endpoint(s) (Phase II or Phase III), (iv) decision by the Board, in its discretion or (v) the death of the recipient.

The unvested portions of the Options are subject to partial accelerated vesting upon any of the following events or milestones (i) publication of a peer reviewed manuscript, (ii) initiation of a new Phase II trial, (iii) new orphan drug designation for any product in any jurisdiction or (iv) breakthrough status or equivalent designation for any product in any jurisdiction.

The independent directors’ Options will be exercisable at a price of $0.30 per share: a price above the market price of the Company’s common stock at the time of the awards, above the $0.23 price per share being paid during December through February for Series B preferred shares by unrelated investors (who also received 100% warrants), and above the exercise price of $0.23 of the options awarded to Company management in January 2018 as previously reported. The exercise period will be ten years from the date the Options become exercisable.

The Options awarded to Mr. Jerry Jasinowski will be exercisable for up to 4,900,000 shares of common stock. The Options awarded to Dr. Navid Malik will be exercisable for up to 9,065,000 shares of common stock. The Options awarded to Ambassador Cofer Black will be exercisable for up to 1,715,000 shares of common stock.

The securities referred to herein were issued without registration pursuant to the exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 3.02 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: March 2, 2018	By: /s/ Linda Powers
Name: Linda Powers Title: Chief Executive Officer and Chairman